SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 333-159577

Date of Report: November 10, 2010

MOUNTAIN RENEWABLES, INC.
(Exact name of registrant as specified in its charter)

Nevada	37-1563401
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

4320 Eagle Point Parkway, Suite A, Birmingham Alabama	35242
(Address of principal executive offices)	(Zip Code)

(205) 453-9650
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 10, 2010 Deborah Flatt resigned from her position as Chief Financial Officer of the Registrant.  Ms. Flatt will remain employed as Secretary, Treasurer, and a member of the Registrant’s Board of Directors.

On November 10, 2010 the Board of Directors appointed Robert J. Calamunci to serve as the Chief Financial Officer.  Information regarding Mr. Calamunci follows:

Robert J. Calamunci has been employed since 2007 by Zucker & Associates, certified public accountants, where he provides accounting and tax preparation services to public and private entities.  From 2006 to 2007 Mr. Calamunci was employed as Chief Financial Officer of REFCO Securities, a registered broker-dealer.  From 2004 to 2007 he was employed as Chief Financial Officer of Utendahl Capital Partners, a registered broker-dealer.  From 2001 to 2004 Mr. Calamunci was employed as V.P - Accounting by E Street Access, a registered broker-dealer.  From 1994 to 2001 Mr. Calamunci was employed as a Sales Representative by MetLife.  Mr. Calamunci was awarded a Bachelor of Business Administration Degree by Pace University in 1983 and a Master of Science Degree in Taxation by Pace University in 1988.  He is 53 years old.

The Registrant has entered into a Consulting Agreement with Robert J. Calamunci, pursuant to which he will serve as Chief Financial Officer on a part-time basis for an indefinite term.  The agreement provides that the Registrant will pay Mr. Calamunci a fee of $5000 per month.  The Registrant has also issued 100,000 shares of common stock to Mr. Calamunci.

Item 9.01	Financial Statements and Exhibits

Exhibits

10-a	Consulting Agreement dated November 10, 2010 between Mountain Renewables, Inc. and Robert J. Calamunci.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: November 12, 2010	Mountain Renewables, Inc.
By: Kenneth A. Flatt, Jr.
Kenneth A. Flatt, Jr. Chief Executive Officer